UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2022

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 14, 2022, Nick Gordon and Phil Marriott were nominated as members of the Company’s Board of Directors with the Board approval received on April 26, 2024.

The respective biographies are set forth below:

Nick Gordon: Nick Gordon is currently a Broker Salesperson and SVP of Institutional Investments at Millennium Commercial Properties. Mr. Gordan was previously a Managing Director at Forstmann & Co. under Mr. Tony Forstmann. He is also a Co-founder of Global Trust Group a boutique private equity firm that deployed over $20M across multiple early stage tech start-ups like NeurOptics, Pex, Trendy Butler, Desilux, Riveting Entertainment, Syndicate MMA, Whereto, and Databouy. In addition, Mr. Gordon co-founded AMP Medical Products a private label skin care company serving plastic surgeons, dermatologists, and more recently retail brands.

Other companies that Mr. Gordon Co-founded are: Pinnacle Petroleum and Grow Capital with long time partner and industry expert George Olsen who drilled over 2000 oil and gas wells in Louisiana and Texas. They created a platform designed to provide foreign and domestic companies access to partnerships with large independent and major oil producers in the US and new technology platforms with partners in Europe and Asia; and co-founded Empire Commercial and Empire Trading International a real estate development and overseas trading company. Empire Commercial, under the oversight of his partner Luan Duong and Bergman Walls & Assoc., completed the redevelopment of a landmark luxury mall (Trang Tien Plaza) in Hanoi, Vietnam. Empire Trading International imported US luxury goods, consumer care products, and Gallo Wines into multiple hypermarkets and distribution channels in Vietnam, Cambodia, and China for Imex Pan Pacific Group IPPG.

Mr. Gordon also has over 18 years experience in sales, management, holding various positions at in the medical space with companies like, Eli Lilly, and was part of the founding aesthetics team at Medicis that exited to Valeant for $2.6B, Ethicon/Johnson & Johnson, Mallinckrodt, and Kythera which was acquired by Allergan for $2.1B. He is a 10-time Circle of Excellence/Presidents Club winner and Multiple Chairman's Club inductee. Mr. Gordon attended Boston University and also has a Bachelors and a Masters from UNLV.

Phil Marriott: Phil Marriott, is the founder of the Phil Marriott Company LLC. Through the years, the Phil Marriott Company has built a partnership with Colliers International & other Real Estate Firms to support existing hotel owners, REITS, and Capital partners to enhance the growth and expansion of their operating partners. Phil Marriott has over 50+ years of experience in the hospitality industry and has experience in all aspects of the industry. The Phil Marriott Company has built a team of experienced real estate experts, property owners, capital sources, and hospitality industry leaders that can privately manage acquisitions, and dispositions, and provide creative capital solutions from around the world. These solutions bleed into Land Development, Data Centers, Self-Storage, Adult Living Centers, Multi-Family Properties, etc.

Phil Marriott’s dad, Russell, is brother to J. Willard Marriott who founded Marriott Hotels, and developed Marriott, with the 4 Marriott brothers, into an 8,500-hotel business.

Mr. Marriott has and does serve on multiple boards. Some boards are service-oriented, like: Intermountain Hospital Foundation Board- Utah Valley Hospital, University of Utah Marriott Library- Students, United Families International- Families and Brigham Young University Alumni Board- University & Students. Mr. Marriott graduated in accounting from Brigham Young University, plus Served a 2-year mission in England for The Church of Jesus Christ of Latter-day Saints.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2022	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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